Exhibit (a) (vii) under Form N-1A
                                       Exhibit 3(i) under Item 601/Reg. S-K

                       FEDERATED INSTITUTIONAL TRUST



                              Amendment No. 8

                           DECLARATION OF TRUST

                            dated June 9, 1994





            THIS Declaration of Trust is amended as follows:



            Delete the first paragraph of Section 5 in Article III from the Declaration of Trust and substitute in its place the following:



           "Section 5.  Establishment and Designation of Series or Class.

           Without limiting the authority of the Trustees set forth in
           Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be and are established and designated as:

               Federated Government Ultrashort Duration Fund

                              Class A Shares

                       Institutional Service Shares

                           Institutional Shares

               Federated Institutional High Yield Bond Fund



            The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 13th day of February, 2003, to be effective as of March 3, 2003.



      WITNESS the due execution hereof this 13th day of February, 2003.





/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.

John F. Donahue                     Lawrence D. Ellis, M.D.



/s/ Thomas G. Bigley                /s/ Peter E. Madden

Thomas G. Bigley                    Peter E. Madden



/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.

John T. Conroy, Jr.                 Charles F. Mansfield, Jr.



/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.

Nicholas P. Constantakis            John E. Murray, Jr.



/s/ John F. Cunningham              /s/ Marjorie P. Smuts

John F. Cunningham                  Marjorie P. Smuts



/s/ J. Christopher Donahue          /s/ John S. Walsh

J. Christopher Donahue              John S. Walsh